                                                                 EXHIBIT 10.31.1




                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of the 4th day of April, 2001, between RIGHTCHOICE MANAGED CARE, INC. and JOHN A. O'ROURKE.

                                   DEFINITIONS

         Unless otherwise defined in the text of this Agreement, capitalized names and terms herein shall have the meaning ascribed to them in the attached Exhibit A.

                                    RECITALS

         A. O'Rourke is and has been an employee of RightCHOICE.

         B. RightCHOICE desires to retain O'Rourke as Chairman and CEO on the terms set forth herein.

         C. O'Rourke desires to accept and continue in such employment on the terms set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing recitals and mutual promises contained herein, the Parties agree as follows:

         1. EMPLOYMENT. RightCHOICE shall employ O'Rourke as Chairman and CEO during the Term in accordance with the terms of this Agreement.

         2. SERVICES PROVIDED BY O'ROURKE. O'Rourke shall render full-time professional services to RightCHOICE and his duties shall include the following:

                  2.1. Scope. Duties consistent with those being performed by O'Rourke as Chairman and CEO on April 4, 2001.

                  2.2. Board Request. Duties reasonably requested by the Board consistent with those being performed by O'Rourke on April 4, 2001.

                  2.3. Employees. Implementation of a methodology for the selection, supervision and termination of all RightCHOICE employees; provided, however, such selection, supervision and termination shall be implemented in accordance with RightCHOICE authorized budgets and policies and applicable laws.

                  2.4. Meetings. Attending all meetings of the Board, all meetings of committees of the Board when so requested by the committee chairman, and any other meetings reasonably requested by the Board.



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                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE

================================================================================

                  2.5. Reports. Reporting to the Board all significant items of RightCHOICE business known to O'Rourke, and making recommendations concerning disposition thereof.

         3. APPLICABLE STANDARDS. O'Rourke shall perform the duties required hereunder in accordance with the terms of this Agreement, the Articles of Incorporation, Bylaws, policies and procedures of RightCHOICE, and all applicable Federal, state and local laws and regulations.

         4. COMPENSATION. As compensation for the duties performed by O'Rourke pursuant to this Agreement, O'Rourke shall receive the following entitlements from RightCHOICE during the Term:

                  4.1. Base Salary. An annual base salary of no less than $615,000 (a) subject to annual review (but not decrease) by the Compensation Committee, and (b) paid semi-monthly in equal installments on the pay dates established by RightCHOICE for its senior executives.

                  4.2. Annual Incentive Plan Bonus. Participation in the AIP at an initial target-performance level of at least 43% of O'Rourke's annual base salary.

                  4.3. Welfare Benefit Plans. Long-term total disability income protection, life insurance, accidental death and dismemberment coverage, comprehensive health insurance, travel insurance, and vacation days and personal sick pay days to the same extent and in the same manner as provided for other senior executives of RightCHOICE.

                  4.4. Qualified Plan Benefits. Participation in the 401(k) Plan and Defined Benefit Retirement Plan.

                  4.5. Dues. Dues in professional associations, societies, service organizations and luncheon clubs if membership therein is approved by the Compensation Committee, and dues at Greenbriar Country Club; in connection therewith, the capital account related to O'Rourke's membership at Greenbriar Country Club shall be transferred to O'Rourke upon the termination of this Agreement.

                  4.6. Equity Incentive Plan. Participation in the EIP with an annual target value of 50% of annual base salary.

                  4.7. Other Employee Benefits. Participation in grants of options, other awards, and any other employee benefit plans, including the SERP and the Deferred Compensation Plan offered to other senior executives of RightCHOICE.

                  4.8. Automatic Vesting. Automatic vesting of all unvested stock options and other benefits or awards including under AIP, EIP and other performance, bonus and profitability awards in the event of termination of O'Rourke's employment under this Agreement on account




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
                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE

================================================================================

of (a) Involuntary Termination, (b) O'Rourke's death, (c) O'Rourke becoming Disabled, or (d) Good Reason.

                  4.9. Business Expenses. O'Rourke shall be reimbursed for all ordinary and necessary business expenses incurred in the performance of his duties under this Agreement, including travel expenses, subject to O'Rourke's compliance with the business expense policies of RightCHOICE.

         5. TERMINATION.

                  5.1. Termination of Agreement.

                           A. Termination by RightCHOICE. Subject to any
applicable cure provisions, RightCHOICE may terminate O'Rourke's employment hereunder by giving O'Rourke, at least 60 days in advance, a written Notice of Termination specifying the effective date of such termination. A termination of O'Rourke's employment by RightCHOICE may be either an Involuntary Termination or for Cause. A Notice of Termination from RightCHOICE based upon Cause shall specify in reasonable detail the facts and circumstances constituting Cause.

                           B. Termination by O'Rourke. Subject to any applicable
cure provisions, O'Rourke may terminate his employment hereunder by giving RightCHOICE, at least 60 days in advance, a written Notice of Termination specifying the effective date of such termination. A termination of O'Rourke's employment by O'Rourke may be either a voluntary termination (including following a Change in Control) or for Good Reason. A Notice of Termination from O'Rourke based upon Good Reason shall specify in reasonable detail the facts and circumstances constituting Good Reason.

                  5.2. Severance.

                           A. O'Rourke (or, where appropriate, O'Rourke's
surviving spouse, Designated Beneficiary or Personal Representative) shall receive Severance Benefits in the event of:

                                    (i) Involuntary Termination;

                                    (ii) O'Rourke's termination of his
employment hereunder for Good Reason which is curable but not cured within 60 days after RightCHOICE receives Notice of Termination from O'Rourke based on Good Reason; or

                                    (iii) O'Rourke's termination of his
employment for any reason during the one-year period beginning on the first anniversary of a Change in Control and ending on the second anniversary of a Change in Control.



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
                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE

================================================================================

                           B. In the event O'Rourke, his surviving spouse,
Designated Beneficiary or Personal Representative becomes entitled to receive Severance Benefits under Section 5.2(A) above, RightCHOICE shall pay or provide to O'Rourke (or, where appropriate, O'Rourke's surviving spouse, Designated Beneficiary or Personal Representative) the following Severance Benefits:

                                    (i) an amount equal to three times
O'Rourke's annual salary in effect immediately prior to such termination of employment, payable in 36 substantially equal monthly installments commencing as soon as practicable following the Date of Termination.

                                    (ii) participation in RightCHOICE's retiree
medical plan in the same manner and to the same extent as other retired senior executives of RightCHOICE; provided, however, (a) during any period RightCHOICE maintains a medical plan for any of its active employees, O'Rourke and his spouse shall be entitled to retiree medical benefits (after taking into account any benefits provided by Medicare or its successor) no less than those provided to actively-employed senior executives of RightCHOICE and their spouses, (b) O'Rourke's share of the premium, if any, for participation in such plan shall never exceed the portion of the cost of the plan charged to actively-employed senior executives of RightCHOICE, (c) if O'Rourke is participating or entitled to participate in RightCHOICE's retiree medical plan upon his death, O'Rourke's surviving spouse, if any, shall be entitled to coverage under RightCHOICE's retiree medical plan following O'Rourke's death until she attains 65 years of age in the same manner and to the same extent as retired senior executives of RightCHOICE are then entitled, and (d) at the option of RightCHOICE, RightCHOICE may provide O'Rourke (or his spouse) that portion of the coverage cost for which RightCHOICE has assumed responsibility pursuant to Section 5.2(B)(ii)(b) or
Section 5.2(B)(ii)(c) hereof by requiring O'Rourke (or his spouse) first to pay the full cost of such coverage and RightCHOICE shall thereafter be obligated to reimburse O'Rourke (or his spouse) for such costs and to pay an additional tax gross-up amount, so that O'Rourke (or his spouse) will not incur any net cost for RightCHOICE's portion, and;

                                    (iii) for 36 months starting on the Date of
Termination, an amount equal to the portion of the monthly premiums for O'Rourke's dental and vision coverage equivalent to the portion of the monthly premium for such coverage that RightCHOICE pays on behalf of senior executives employed by RightCHOICE during such period;

                                    (iv) participation in RightCHOICE's life
insurance plan in the same manner and to the same extent as other senior executives of RightCHOICE (with benefits no less than the declining schedule in effect on the date of execution of this Agreement); provided that in the event RightCHOICE is unable to fund such coverage for O'Rourke in the same manner as it does for such other senior executives (for example, because of underwriting restrictions imposed by an insurance company), RightCHOICE shall pay to O'Rourke an amount equal to the portion of the monthly premiums for life insurance coverage for O'Rourke




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
                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE

================================================================================

equivalent to the portion of the monthly premium for such coverage that RightCHOICE pays on behalf of senior executives employed by RightCHOICE during such period (and with benefits no less than the declining schedule in effect on the date of execution of this Agreement);

                                    (v) any Gross-Up Payment;

                                    (vi) on the date incentive bonuses are
payable to senior executives for the year in which O'Rourke's employment is terminated, an amount equal to the product of the current target bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the incentive bonus is paid prior to the Date of Termination and the denominator of which is 365. For purposes of this Agreement, the term "current target bonus" means the incentive bonus that would have been paid to O'Rourke for the fiscal year in which O'Rourke's employment is terminated if (a) O'Rourke's employment had not been so terminated, and (b) O'Rourke had earned 100% of the incentive bonus that he could have earned for such year; and

                                    (vii) outplacement services of the type
customarily provided by RightCHOICE to senior officers at the time O'Rourke's employment is terminated.

                           C. If O'Rourke dies during any period he is receiving
or entitled to receive Severance Benefits hereunder, RightCHOICE shall pay to the Designated Beneficiary, within 30 days of O'Rourke's death, a lump sum cash payment equal to the total amounts which are, or remain, payable to O'Rourke under Section 5.2(B) above. In the event the Designated Beneficiary predeceases O'Rourke and O'Rourke has not designated a new Designated Beneficiary who survives O'Rourke, RightCHOICE shall pay the Personal Representative all Severance Benefits due at the time of O'Rourke's death.

                           D. Change in Control Benefits.

                                    (i) Anything in this Agreement to the
contrary notwithstanding, in the event it is determined that any Payment would be subject to Excise Tax, O'Rourke shall receive a Gross-Up Payment from RightCHOICE;

                                    (ii) All determinations required to be made
under this Section 5.2(D), including (a) whether and when a Gross-Up Payment is required, (b) the amount of such Gross-Up Payment, and (c) the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm within 15 business days of the receipt of notice from O'Rourke that there has been a Payment, or such earlier time directed by RightCHOICE. The determination made by the Accounting Firm shall include detailed supporting calculations and shall be delivered both to RightCHOICE and O'Rourke. In the event the Accounting Firm is serving as an accountant, auditor or consultant to the entity effecting the Change in Control, or if O'Rourke's employment was terminated as the result of an Involuntary Termination or Good Reason, O'Rourke may, at his election, appoint a national or regional accounting firm to make




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
                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE

================================================================================

the determinations required hereunder (which accounting firm shall then have the responsibilities of the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by RightCHOICE. Any Gross-Up Payment due to O'Rourke shall be paid by RightCHOICE within five business days of the receipt by RightCHOICE of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by O'Rourke, but for any reason fails to furnish O'Rourke with a written opinion that failure to report the Excise Tax on O'Rourke's income tax returns will not result in the imposition of any penalty, RightCHOICE shall be obligated to pay O'Rourke the amount of any Gross-Up Payment O'Rourke deems payable as a result of any Excise Tax paid by O'Rourke.

                                    (iii) The Parties acknowledge the
possibility, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, that a Gross-Up Payment which should have been made by RightCHOICE may not have been made (an "Underpayment") in accordance with the calculations ultimately required to be made hereunder. In the event RightCHOICE exhausts its remedies pursuant to Section 5.2(D)(iv) below and O'Rourke thereafter is required to make a payment of any Excise Tax, RightCHOICE shall cause the Accounting Firm to determine the amount of the Underpayment and such amount shall be paid promptly by RightCHOICE to O'Rourke.

                                    (iv) O'Rourke shall notify RightCHOICE in
writing of any claim by the Internal Revenue Service which, if successful, would require the payment by RightCHOICE of the Gross-Up Payment. Such notification shall be given as soon as practicable after O'Rourke is informed in writing of such claim, and shall apprise RightCHOICE of the nature of such claim and the date on which such claim is requested to be paid. O'Rourke shall not pay such claim prior to the expiration of the 30 day period following the date on which O'Rourke gives such notice to RightCHOICE (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If RightCHOICE notifies O'Rourke in writing prior to the expiration of such period that it desires to contest such claim, O'Rourke shall:

                                           (a) provide RightCHOICE with any
information in O'Rourke's possession reasonably requested by RightCHOICE relating to such claim;

                                           (b) take such action in connection
with contesting such claim as RightCHOICE shall reasonably request in writing from time to time, including accepting legal representation with respect to such claim by an attorney prudently selected by RightCHOICE;

                                           (c) cooperate in good faith with
RightCHOICE in contesting such claim; and

                                           (d) permit RightCHOICE to participate
in any proceedings relating to such claim;


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                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE

================================================================================

provided, however, RightCHOICE shall (1) bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, (2) indemnify and hold O'Rourke harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such contest including payment of costs and expenses, and (3) control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct O'Rourke to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. O'Rourke agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as RightCHOICE shall determine. If RightCHOICE directs O'Rourke to pay such claim and sue for a refund, RightCHOICE shall advance the amount of such payment to O'Rourke, on an interest-free basis, and shall indemnify and hold O'Rourke harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance. Any extension of the statute of limitations relating to payment of taxes for the taxable year of O'Rourke with respect to which such contested amount is claimed to be due shall be limited solely to such contested amount. RightCHOICE's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and O'Rourke shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                                    (v) If, after the receipt by O'Rourke of an
amount advanced by RightCHOICE pursuant to Section 5.2(D)(iv) above, (a) O'Rourke receives a refund with respect to such claim, O'Rourke shall promptly pay to RightCHOICE the amount of such refund together with any interest paid or credited thereon after deducting O'Rourke's taxes applicable thereto, or (b) a determination is made that O'Rourke shall not be entitled to any refund with respect to such claim and RightCHOICE does not notify O'Rourke in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment.

                           E. Release. O'Rourke's entitlement to Severance
Benefits shall be conditioned upon O'Rourke delivering the Release to RightCHOICE within 90 days of his receipt from RightCHOICE of a communication (conforming to Section 12 below) notifying O'Rourke that his receipt of Severance Benefits requires delivery of an executed Release; provided, however, O'Rourke shall become automatically entitled to Severance Benefits hereunder by delivering the Release to RightCHOICE prior to his receipt of such communication from RightCHOICE.

                           F. Termination/Suspension of Benefits.
Notwithstanding the foregoing provisions of this Section 5, (i) O'Rourke's entitlement to Severance Benefits shall


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
                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE

================================================================================

terminate if (a) RightCHOICE, during the period O'Rourke is receiving or entitled to receive Severance Benefits, rehires O'Rourke (following the termination of his employment under this Agreement) on terms and conditions acceptable to O'Rourke, or (b) O'Rourke is convicted of, or enters a guilty plea to, a felony which is based upon or arises from the unlawful performance of his duties during the course of his employment by RightCHOICE, and (ii) RightCHOICE may temporarily delay or discontinue the payment of Severance Benefits to O'Rourke during the period a bona fide dispute remains unresolved between O'Rourke and RightCHOICE; provided, however, (1) in no event shall RightCHOICE withhold the payment of any amount of Severance Benefits which is itself not subject to legitimate dispute, and (2) during the period such Severance Benefits are delayed or discontinued, O'Rourke shall receive interest at the Bank of America prime rate on all Severance Benefits ultimately determined to be payable.

         6. CODE OF BUSINESS CONDUCT. O'Rourke shall abide by the RightCHOICE Code of Business Conduct.

         7. COVENANT NOT TO DISCLOSE. O'Rourke acknowledges that during the course of O'Rourke's employment, O'Rourke has or will have access to and knowledge of Confidential Information and that the release of such information to unauthorized persons could be detrimental to RightCHOICE or an Affiliate. As a consequence, O'Rourke shall (a) not disclose, communicate, publish or use during and after the Term, without the prior written consent of RightCHOICE, to any person any Confidential Information for any purpose except where necessary or appropriate to carry out O'Rourke's duties or as required by law or legal process, and (b) use his best efforts at all times to hold in confidence and to safeguard any Confidential Information from becoming known by any unauthorized person and, in particular, shall not permit any Confidential Information to be copied except where necessary or appropriate to carry out O'Rourke's duties or as may be required by law or legal process.

         8. NON-DISPARAGEMENT. O'Rourke shall not (a) disparage the Company or its Affiliates, or their respective current or former officers, directors and/or employees, or (b) make any comments or statements to the media or to others intended to be derogatory or detrimental to the good name or business reputation of any of the aforementioned entities.

         9. RETURN OF DOCUMENTS. O'Rourke shall return to RightCHOICE all Confidential Information in O'Rourke's possession or under O'Rourke's control when the duties of O'Rourke no longer require O'Rourke's possession thereof, or whenever RightCHOICE shall so request, and in any event O'Rourke shall promptly return all such Confidential Information if O'Rourke's employment with RightCHOICE terminates, without retaining any copies thereof.

         10. COVENANT NOT TO COMPETE.

                  10.1. Covenant. O'Rourke covenants that he will not, during the Non-Competition Period, directly or indirectly, without the written consent of RightCHOICE:




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
                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE

================================================================================

                           A. Own, have any interest in or act as an officer,
director, partner, principal, employee, agent, representative, consultant to or independent contractor of, any person, firm, corporation, partnership, limited liability company or any other entity doing business in the Geographic Market which during the Noncompetition Period is engaged in competition in a substantial manner with RightCHOICE or an Affiliate (herein a "Competitor") if O'Rourke in any such capacity performs services in an aspect of Competitor's business which is competitive with RightCHOICE or an Affiliate; provided, however, O'Rourke may invest in no more than 2% of the stock of any publicly traded company without violating this covenant;

                           B. Divert or attempt to divert to a Competitor any
client, customer or account of RightCHOICE (which is a client, customer or account during the Noncompetition Period); or

                           C. Hire, or solicit to hire, for or on behalf of a
Competitor, any employee of RightCHOICE (who is an employee of RightCHOICE as of the time of such hire or solicitation to hire) or any former employee of RightCHOICE (who was employed by RightCHOICE within the 12-month period immediately preceding the date of such hire or solicitation to hire).

                  10.2. Reasonable Restrictions. With respect to O'Rourke's obligations under Section 10.1 above, O'Rourke acknowledges that (a) the restrictions contained in Section 10.1 above are fair, reasonable and necessary for the protection of the legitimate business interests of RightCHOICE, (b) his experience and capabilities will allow him to obtain employment reasonably equivalent to his position with RightCHOICE following his termination of employment, and (c) an injunction against any violation of the provisions of
Section 10.1 above will not prevent O'Rourke from earning a livelihood reasonably equivalent to that provided through his employment with RightCHOICE.

                  10.3. Irreparable Injury. Recognizing that irreparable injury will result to RightCHOICE in the event of the breach of O'Rourke's covenants in
Section 10.1 above and that RightCHOICE's remedies at law for any such breach will be inadequate, RightCHOICE shall be entitled to an injunction (including a mandatory injunction), from any court of competent jurisdiction ordering compliance with this Agreement or restraining O'Rourke, and each and every person, firm or company acting in concert or participation with O'Rourke, from the continuation of such breach if prior written notice of such breach has been given by RightCHOICE to O'Rourke and O'Rourke has failed to cure such breach. In addition thereto, (a) O'Rourke shall pay to RightCHOICE all ascertainable damages, including costs and reasonable attorneys fees, sustained by RightCHOICE by reason of such breach, and (b) RightCHOICE shall be entitled to any other rights or remedies which may be available to it (including recovery of monetary damages from O'Rourke). In the event any suit for injunctive relief or damages is decided adversely to RightCHOICE, RightCHOICE shall pay O'Rourke's costs and reasonable attorney's fees.




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
                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE

================================================================================

                  10.4. Suspension of Benefits. In addition to the remedies described above in this Section and in Section 5.2(F) above, RightCHOICE shall not be obligated to pay any Severance Benefits to O'Rourke during any period O'Rourke continues in material breach of Section 10.1 above hereof following (a) exhaustion of the cure provisions set forth in Section 10.3 above, and (b) the filing by RightCHOICE of an action seeking injunctive relief or damages as a result of O'Rourke's alleged breach of the covenants of Section 10.1 above.

                  10.5 Non-Exclusive Remedies. The covenants and obligations of O'Rourke under this Section 10 are each independent covenants and are in addition to, and not in lieu or exclusive of, any other obligations and duties of O'Rourke to RightCHOICE under this Agreement.

         11. EFFECTS OF TERMINATION. Upon termination of this Agreement, neither Party shall have any further obligations hereunder except for: (a) obligations accruing prior to the Date of Termination, and (b) obligations, promises or covenants contained herein which are expressly made to extend beyond the Term.

         12. NOTICE. Any notice, demand or communication required, permitted or desired to be given under this Agreement shall be deemed effectively given when personally delivered or mailed by first class mail or certified mail, addressed as follows:

                           If to O'Rourke:

                                    John A. O'Rourke
                                    138 Greenbriar Estates Drive
                                    St. Louis, Missouri  63122

                           If to RightCHOICE:

                                    RightCHOICE, Managed Care, Inc.
                                    c/o General Counsel
                                    1831 Chestnut Street
                                    St. Louis, Missouri  63103

Any mailed notice shall be deemed received upon the earlier of the date of actual receipt or three days following deposit in the United States mail. Either Party may change its address during the term of this Agreement by providing written notice of such change to the other Party.

         13. MISCELLANEOUS.

                  13.1. Effect on Prior Agreements. This Agreement supersedes the terms of (a) the Employment Contract between RightCHOICE and O'Rourke dated February 27, 1997, and (b) all other employment agreements between RightCHOICE and O'Rourke.



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
                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE

================================================================================

                  13.2. Articles and Other Headings. The articles and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

                  13.3. Waiver. The waiver by either Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or any other provision hereof.

                  13.4. Use of the Word "Including". Use of the word "including" in this Agreement, Exhibit A and Exhibit B hereto shall be illustrative rather than exclusive and shall be interpreted in all instances to mean "including, without limitation."

                  13.5. Governing Law. This Agreement constitutes the entire Agreement between the Parties. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect and no changes or additions hereto shall be recognized unless incorporated herein by amendment as provided herein, such amendment(s) to become effective on the date stipulated in such amendment(s). Both Parties specifically acknowledge that in entering into and executing this Agreement, they rely solely upon the acknowledgments and agreements contained in this Agreement and no others. This Agreement shall be interpreted, construed and enforced pursuant to and in accordance with the laws of the State of Missouri.

                  13.6. Invalidity of Provisions. In the event that any provision of the Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of the Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and shall be enforced as so limited.

                  13.7. Assignment. The Parties acknowledge that this Agreement constitutes a contract for personal services and may not be assigned by either Party without the prior written consent of the other Party.

                  13.8. Legal Expenses. RightCHOICE shall reimburse O'Rourke for all reasonable legal and other fees and expenses incurred to secure, preserve or establish entitlement to benefits under this Employment Agreement. RightCHOICE shall reimburse O'Rourke for such fees and expenses within ten days after O'Rourke's request for reimbursement accompanied by evidence that the fees and expenses were incurred. RightCHOICE's reimbursement shall include a tax gross-up payment in respect of the Federal, state and local taxes incurred by O'Rourke with respect to the reimbursement of fees and expenses received under this Section.

                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE

================================================================================

                  13.9. Counterpart Execution. This Agreement may be executed in multiple counterparts, each of which shall, for all purposes, be deemed an original, and all of which shall, for all purposes, constitute one and the same instrument.

                  13.10. Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any material breach thereof, shall be resolved by arbitration in accordance with the applicable Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The cost of arbitration (excluding the cost of counsel and other costs associated with representation at the arbitration proceedings) shall be shared equally by RightCHOICE and O'Rourke.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the 4th day of April, 2001.

                                   RIGHTCHOICE MANAGED CARE, INC.


                                   By:    /s/ Sandra Van Trease
                                          --------------------------------------
                                          Sandra Van Trease
                                          President and Chief Operating Officer


                                   By:    /s/ Earle H. Harbison, Jr.
                                          --------------------------------------
                                          Earle Harbison
                                          Chairman, Compensation Committee

                                          /s/ John A. O'Rourke
                                          --------------------------------------
                                          JOHN A. O'ROURKE

                                                                       EXHIBIT A

                                   DEFINITIONS

         "Accounting Firm" means the accounting firm then serving as the auditor for RightCHOICE.

         "Affiliate" means any corporation or other legal entity (other than RightCHOICE) that is part of a group of corporations and/or other legal entities under common control, which group includes RightCHOICE and in which group each entity is deemed to be under common control with the others if it is in an unbroken chain of corporations and/or other legal entities each of which is connected to a common parent entity by having 50% or more (based on total voting power) of its outstanding stock (or other equity ownership interest) owned directly or indirectly by that common parent entity; provided, however, no corporation or other entity shall be considered to be an Affiliate solely because of its direct or indirect ownership of an interest in The Epoch Group, LC. Without limiting the generality of the foregoing definition, a common parent entity qualifies as an Affiliate.

         "Agreement" means the Employment Agreement entered into between RightCHOICE and O'Rourke dated as of the 4th day of April, 2001, and to which this Exhibit A is attached.

         "AIP" means the RightCHOICE Annual Incentive Plan as modified by the Compensation Committee from time to time to the extent such modifications apply to all actively-employed senior executives of RightCHOICE.

         "Board" means the Board of Directors of RightCHOICE as duly elected or appointed from time to time.

         "Cause" means the occurrence of any one or more of the following events while O'Rourke is an employee of RightCHOICE:

                  (i) RightCHOICE becoming aware or being notified of O'Rourke's conviction of, or entry of a guilty plea to, a felony in a court of competent jurisdiction;

                  (ii) gross failure by O'Rourke to perform O'Rourke's expected duties with RightCHOICE (other than any such failure resulting from O'Rourke's incapacity due to physical or mental illness or any such actual or anticipated failure occurring after the issuance of a Notice of Termination by O'Rourke for Good Reason) which gross failure occurs and continues after (a) RightCHOICE delivers to O'Rourke a written demand for substantial performance that specifically identifies the expected duties of O'Rourke, the manner in which RightCHOICE believes that O'Rourke has not substantially performed O'Rourke's duties and the reasonable time within which O'Rourke must demonstrate that he is performing or has resumed performance of such duties in order to avoid a determination that a gross failure by O'Rourke to perform such duties has occurred, and (b) O'Rourke has failed to demonstrate that he is performing or has resumed performance of the duties specified in such demand by the time specified therein;

                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE
================================================================================

                 (iii) the willful engagement by O'Rourke in conduct (a) that intentionally violates reasonable standards of acceptable business conduct (including a willful violation of a material provision in the RightCHOICE Code of Business Conduct) and (b) that the Board identifies in a written notice to O'Rourke specifying in detail the alleged violations; and/or

                  (iv) the willful engagement by O'Rourke in conduct that is materially damaging or materially detrimental to RightCHOICE and that the Board identifies in a written notice to O'Rourke specifying in detail the alleged conduct and damages.

         "CEO" means the Chief Executive Officer of RightCHOICE.

         "Chairman" means the Chairman of the Board of RightCHOICE.

         "Change in Control" means the happening of any one or more of the following events:

                   (i) The acquisition, other than from RightCHOICE, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of RightCHOICE or the combined voting power of the then outstanding voting securities of RightCHOICE entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (a) RightCHOICE or any of its subsidiaries, or (b) any employee benefit plan (or related trust) of RightCHOICE or its subsidiaries, or (c) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of RightCHOICE immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of RightCHOICE or the combined voting power of the then outstanding voting securities of RightCHOICE entitled to vote generally in the election of directors, as the case may be;

                  (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by RightCHOICE's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent

                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE
================================================================================

         Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of RightCHOICE (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                 (iii) Consummation of (a) a reorganization, merger or consolidation of RightCHOICE, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of RightCHOICE immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (b) the sale, lease, exchange or other disposition of all or substantially all of the assets of RightCHOICE to any other corporation or entity (except a subsidiary or parent corporation as defined in Section 424 of the Internal Revenue Code of 1986);

                  (iv) Approval by the stockholders of RightCHOICE of a complete liquidation or dissolution of RightCHOICE;

                   (v) RightCHOICE ceases to have its common stock listed on a nationally recognized stock exchange or quoted on the NASDAQ National Market (or any successor quotation system) for any reason other than the price of RightCHOICE's common stock or RightCHOICE's market capitalization.

         "Code" means the Internal Revenue Code of 1986 as from time to time amended.

         "Compensation Committee" means the Compensation Committee of the Board of RightCHOICE.

         "Confidential Information" means any information or data belonging or relating to RightCHOICE or an Affiliate which if disclosed could be detrimental to RightCHOICE or an Affiliate, including any such information relating to a member or insured of RightCHOICE or an Affiliate, trade secrets, proprietary data and information relating to RightCHOICE's or an Affiliate's past, present or future business, price lists, client lists, processes, procedures or standards, know-how, manuals, business strategies, records, drawings, specifications, designs, financial information, whether or not reduced to writing, or any other information or data which RightCHOICE advises O'Rourke constitutes Confidential Information; provided, however, matters in the public domain other than as a result of O'Rourke's act of omission shall not be Confidential Information.

                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE
================================================================================

         "Date of Termination" means the effective date of O'Rourke's termination of employment.

         "Deferred Compensation Plan" means the RightCHOICE Deferred Compensation Plan as modified by the Compensation Committee from time to time to the extent such modifications apply to all actively-employed senior executives of RightCHOICE.

         "Defined Benefit Retirement Plan" means the RightCHOICE Defined Benefit Retirement Plan as modified by the Compensation Committee from time to time to the extent such modifications apply to all actively-employed senior executives of RightCHOICE.

         "Designated Beneficiary" means one or more individuals or legal entities designated by O'Rourke on Exhibit C of this Agreement, except that, if there is no such effective beneficiary designation at the time of O'Rourke's death, then Designated Beneficiary shall mean the Personal Representative.

         "Disabled" means O'Rourke is receiving, or is entitled to receive, pursuant to a determination made by RightCHOICE, benefits under RightCHOICE's long-term disability plan.

         "EIP" means the RightCHOICE Equity Incentive Plan as modified by the Compensation Committee from time to time to the extent such modifications apply to all actively-employed senior executives of RightCHOICE.

         "Excise Tax" means the excise tax imposed by Section 4999 of the Code and any interest or penalties which accrue in connection therewith.

         "401(k) Plan" means the RightCHOICE 401(k) Plan as modified by the Compensation Committee from time to time to the extent such modifications apply to all actively-employed senior executives of RightCHOICE.

         "Geographic Market" means the States of Missouri and Kansas and that portion of the State of Illinois south of Interstate 80.

         "Good Reason" means the occurrence, without the written consent of O'Rourke of any one or more of the following events (provided, however, none of the following events constitutes Good Reason if at the time of the occurrence of such event, or during the three-month period prior to such occurrence, there is Cause):

                   (i) the assignment to O'Rourke of any duties or responsibilities inconsistent with O'Rourke's duties as Chairman and CEO on April 4, 2001 or a substantial alteration

                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE
================================================================================

         in the nature or status of O'Rourke's duties, responsibilities or position from those in effect immediately prior to such alteration;

                  (ii) a reduction or attempted reduction in the annual base salary payable to O'Rourke, or a change to a bonus formula that was applicable to O'Rourke immediately prior to such change that reduces the amount payable at target-level of performance, or a change to an incentive formula that was applicable to O'Rourke immediately prior to such change that reduces the amount payable at target-level of performance;

                 (iii) the relocation of O'Rourke's principal place of performing his duties to a location more than 75 miles from the location of RightCHOICE's corporate offices on April 4, 2001; or

                  (iv) a material reduction in the benefits and/or perquisites provided O'Rourke by RightCHOICE immediately prior to such reduction.

         "Gross-Up Payment" means an amount which, after payment by O'Rourke of all taxes (including any interest or penalties imposed with respect to such taxes) including any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon such Gross-Up Payment, permits O'Rourke to retain net of all such taxes an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

         "Involuntary Termination" means the termination of O'Rourke's employment by action of RightCHOICE for any reason other than Cause, provided, however, that O'Rourke's termination of employment by RightCHOICE shall not be an Involuntary Termination if, immediately following such termination, O'Rourke is employed by another employer obligated by agreement, operation or law or otherwise, to abide by and be bound by the provisions of the Agreement, and, in such event, such employer shall be the successor of and to RightCHOICE's rights and obligations under this Agreement.

         "Noncompetition Period" means the period of the Term and an additional period consisting of the greater of (a) the period during which Severance Benefits are being paid, and (b) one year from and after the Date of Termination of O'Rourke's employment.

         "Notice of Termination" means a notice delivered or mailed by RightCHOICE or O'Rourke and specifying the effective date of termination of O'Rourke's employment.

         "O'Rourke" means John A. O'Rourke, an individual residing in St. Louis County, Missouri and the Chairman and CEO of RightCHOICE on the 4th day of April, 2001.

         "Parties" mean RightCHOICE and O'Rourke; each is a "Party."

                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE
================================================================================

         "Payment" means any payment or distribution by RightCHOICE to or for the benefit of O'Rourke pursuant to the terms of the Agreement or otherwise, whether paid or payable, distributed or distributable, but determined without regard to any Gross-Up Payment.

         "Personal Representative" means (a) if O'Rourke is alive, the guardian (of O'Rourke's person and/or estate) appointed for O'Rourke by a court of competent jurisdiction, or (b) if O'Rourke is deceased, the personal representative of O'Rourke's estate appointed by the probate court in which O'Rourke's Last Will and Testament is admitted for probate.

         "Release" means the document in the form set forth as Exhibit B to the Agreement fully completed and executed.

         "RightCHOICE" means RightCHOICE Managed Care, Inc., a Missouri corporation listed on the New York Stock Exchange and trading under the symbol "RIT" as of the 4th day of April, 2001.

         "SERP" means the RightCHOICE Supplemental Executive Retirement Plan as modified by the Compensation Committee from time to time to the extent such modifications apply to all actively-employed senior executives of RightCHOICE.

         "Severance Benefits" means the entitlements described in Section 5.2(B) of the Agreement.

         "Term" means the period commencing April 4, 2001 and continuing until the Agreement terminates in accordance with Section 5.1 of the Agreement.

                                                                       EXHIBIT B

                                     RELEASE

         This Release ("Release") is entered into between JOHN A. O'ROURKE ("O'Rourke") and RIGHTCHOICE MANAGED CARE, INC. (the "Company").

         WHEREAS, O'Rourke's active employment terminated on                  ,
20    and O'Rourke is entitled to receive Severance Benefits under the
Employment Agreement ("Agreement") entered into between O'Rourke and Company dated as of April 4, 2001, and

         WHEREAS, among other conditions, the Agreement specifically requires O'Rourke to execute this Release in order to receive such Severance Benefits.

         NOW THEREFORE, in consideration of the foregoing recitals and mutual promises contained herein, the Parties agree as follows:

         1. Lack of Cause. O'Rourke represents and warrants that as of the date of this Release, to his actual knowledge, no circumstances exist or have existed during the Term of the Agreement which could result in O'Rourke's termination for Cause under the Agreement.

         2. Release. Subject to the exceptions set forth in Section 3 below, O'Rourke hereby remises, releases and forever discharges Company, and each and every one of its parent, subsidiary and other affiliated entities, and their respective agents, officers, executives, employees, successors, predecessors, attorneys, trustees, directors, and assigns (hereafter in this Section 2, all of the foregoing shall be included in the term "Company"), from and with respect to all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, judgments, and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen or may arise between O'Rourke and Company directly or indirectly related to O'Rourke's employment by Company and/or termination of employment with Company including
(a) alleged violations of an actual or implied contract of employment between O'Rourke and Company, (b) any covenant of good faith and fair dealing, express or implied, (c) any claim based on alleged unjust or tortious discharge including any claim of fraud, negligence or intentional infliction of emotional distress, (d) any claim of discrimination and/or harassment based on race, age or disability, (e) any claim of retaliation, (f) any allegation of mental pain and suffering, loss of reputation, humiliation or deprivation of O'Rourke's legal rights, (g) any claim for lost salary, damages of any type or description (including, punitive, compensatory or statutory) and expenses of any type or description (including attorney's fees), (h) violation of any Federal, State or other governmental statute, regulation or ordinance including: (i) the Family and Medical Leave Act of 1993, 29 U.S.C.ss.2601 et seq., (ii) Title VII of the Civil Rights Act of 1964, 42 U.S.C.ss. 2000e et seq., (iii) the Age Discrimination in Employment Act, 29 U.S.C.ss. 621 et seq., (iv) the Rehabilitation Act of 1973, 29 U.S.C.ss. 701 et seq., (v) the Americans with Disabilities Act, 42 U.S.C.ss. 2101, (vi) the Civil Rights Act of 1871, 42 U.S.C.ss. 1981, (vii) the Federal Equal Pay Act, 29 U.S.C.ss.206(d)(1) and
(viii) the Missouri Human Rights Act,ss. 213.010 RSMo et seq.

                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE
================================================================================

         3. Exceptions/Reservations. Notwithstanding the provisions of Section 2 above, O'Rourke does not release or otherwise alter or diminish any rights relating to (a) Severance Benefits, (b) amounts which have accrued under the Agreement which have not been paid as of the execution of the Release, and/or
(c) payments under any pension, stock option, bonus, incentive compensation or other employee benefit plan in which O'Rourke was or is a participant which have not been paid as of the execution of the Release.

         4. Consideration/Revocation Period. O'Rourke acknowledges that he has been advised that (a) he has at least 21 days within which to consider this Release prior to his execution thereof and he has undertaken such consideration to the extent desired, and (b) he may revoke this Release within seven days following its execution and that this Release shall not become effective or enforceable until such revocation period has expired.

         5. Pending Lawsuits. O'Rourke agrees to make himself available upon at least five business days' prior written notice from Company, or its attorneys, to be deposed, to testify at a hearing or trial or to accede to any other reasonable request by Company in connection with any lawsuit either currently pending against Company or any lawsuit filed after O'Rourke's termination of employment which involves issues relating to O'Rourke's job responsibilities or to decisions made by him during his employment with Company.

         6. Injunctive Relief. In the event of a breach of any of O'Rourke's duties and obligations under this Release, Company shall be entitled, in addition to any other legal or equitable remedies Company may have in connection therewith (including any right to damages that Company may suffer), to a temporary, preliminary and/or permanent injunction restraining such breach or threatened breach.

         7. Invalidity of Provisions. In the event that any provision of this Release is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Release is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

         8. Knowing and Voluntary Waiver. O'Rourke hereby acknowledges that he is entering into this Release knowingly and voluntarily and that he was entitled to consult counsel of his choice before its execution.

         9. Governing Law. This Release shall be construed and governed by the laws of the State of Missouri excluding its choice of law provisions.

         10. Successors and Assigns. This Release shall be binding upon and inure to the benefit of any successors or assigns of O'Rourke and Company.

                                                            EMPLOYMENT AGREEMENT
                                              RIGHTCHOICE MANAGED CARE, INC. AND
                                                                JOHN A. O'ROURKE
================================================================================

         11. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

         IN WITNESS THEREOF, the undersigned has executed this Release.

                            I HAVE READ THIS RELEASE,
         UNDERSTAND ALL ITS TERMS, AND SIGN IT AS MY FREE ACT AND DEED.


                                          --------------------------------------
                                          JOHN A. O'ROURKE
Date:
      ---------------------------------

         Subscribed and sworn to before me., a Notary Public, this           day
of                       , 20   .

                                          --------------------------------------
                                          Notary Public

My commission expires:

                                                                       EXHIBIT C

                           DESIGNATION OF BENEFICIARY
                        PURSUANT TO EMPLOYMENT AGREEMENT


Name of Officer:  John A. O'Rourke

Original Date of Agreement: April 4, 2001

I hereby designate the following as my Designated Beneficiary. I agree that unless instructed differently by me in writing below, if I designate multiple beneficiaries they shall receive equal shares of the total benefits payable upon my death. I ACKNOWLEDGE THAT THIS BENEFICIARY DESIGNATION WILL APPLY ONLY TO PAYMENT OF ANY SALARY CONTINUATION AMOUNTS THAT MAY BE PAYABLE FOLLOWING MY DEATH AND DOES NOT AFFECT ANY BENEFICIARY DESIGNATION I HAVE OR WILL MAKE WITH RESPECT TO ANY LIFE INSURANCE OR OTHER BENEFITS I MAY OBTAIN THROUGH THE COMPANY OR OTHERWISE.

---------------------------------------- -------------------------------------- --------------------------------------
          NAME OF BENEFICIARY                        RELATIONSHIP                              ADDRESS
---------------------------------------- -------------------------------------- --------------------------------------
            Denise O'Rourke                             Spouse                     138 Greenbriar Estates Drive
                                                                                   Kirkwood, Missouri 63122
---------------------------------------- -------------------------------------- --------------------------------------

                                          /s/ John A. O'Rourke
                                          --------------------------------------
                                          JOHN A. O'ROURKE
Date:  4/4/01
      ---------------------------------

                                  Receipt acknowledged on behalf of Company.

                                  RIGHTCHOICE MANAGED CARE, INC.


                                  By:  /s/ Sandra Van Trease
                                      ------------------------------------------
Date:  4/4/01
      --------------------------